CONTRACT FOR ADCnet BETA PROJECT

     This Contract is made and entered into this ____ day of ______, 1999, by and between CLARK COUNTY, NEVADA
(hereinafter referred to as "OWNER") and Anonymous Data
Corporation (hereinafter referred to as ADC), for the ADCnet
Beta Project (hereinafter referred to as "PROJECT").

                         WITNESSETH:
     WHEREAS, ADC has the personnel and resources necessary to complete the Project within the required schedule and at no cost to the Owner.

     WHEREAS, ADC has the required licenses and/or authorizations pursuant to all Federal, State of Nevada and Local Laws in order to conduct business relative to this Contract.

     NOW, THEREFORE, Owner and ADC agrees as follows:

SECTION 1: RESPONSIBILITY OF ADC
A. It is understood that in the performance of the services herein provided for, ADC shall be, and is, an independent contractor, and is not an agent or employee of Owner and shall furnish such services in its own manner and method except as required by this Contract. Further, ADC has and shall retain the right to exercise full control over the employment, direction, compensation and discharge of all persons employed or contracted by ADC in the performance of the services hereunder. ADC shall be solely responsible for, and shall indemnify, defend and save Owner harmless from any and all injuries of its representatives who are on the premises of the Owner.
B.   In accordance with the Immigration Reform and Control
     Act of 1986, ADC agrees that it will not employ unauthorized aliens in the performance of this Contract.
C. ADC recognizes that if they or their subcontractors refuse to hire or do business with an individual or company due to reasons of race, color, gender, ethnicity, disability, national origin, age, or any other protected status, the Owner may declare ADC in breach of the Contract, terminate the Contract, and designate ADC as non-responsible.
D. ADC acknowledges that ADC and any subcontractors, agents or employees employed or contracted by ADC shall not, under any circumstances, be considered employees of the Owner, and that they shall not be entitled to any of the benefits or rights afforded employees of Owner, including,

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     but not limited to, sick leave, vacation leave, holiday pay,
     Public Employees Retirement System benefits, or health, life, dental, long-term disability or workers' compensation insurance benefits. Owner will not provide or pay for any liability or medical insurance, retirement contributions or any other benefits for or on behalf of ADC or any of its officers, employees or other agents.
E. ADC shall be responsible for the professional quality, technical accuracy, timely completion, and coordination of all services furnished by ADC, its subcontractors and its principals, officers, employees and agents under this Contract. In performing the specified services, ADC shall follow practices consistent with generally accepted professional and technical standards.
F. It shall be the duty of ADC to assure that all products of its efforts are technically sound and in conformance with all pertinent Federal, State and Local statutes, codes, ordinances, resolutions and other regulations. ADC will not produce a work product which violates or infringes on any copyright or patent rights. ADC shall, without additional compensation, correct or revise any errors or omissions in its work products. Permitted or required approval by the Owner of any products or services furnished by ADC shall not in any way relieve ADC of responsibility for the professional and technical accuracy and adequacy of its work. Owner's review, approval, or acceptance, of any of ADC's services herein shall not be construed to operate as a waiver of any rights under this Contract or of any cause of action arising out of the performance of this Contract, and ADC shall be and remain liable in accordance with the terms of this Contract and applicable law for all damages to Owner caused by ADC's performance or failures to perform under this Contract.
G.   ADC shall appoint American Toxicology Institute, Inc.
     as a Manager who will manage the performance of services.
     All services specified by this Contract shall be performed by the Manager, or by ADC's associates and employees under the personal supervision of the Manger. Should the Manager, or any employee of ADC be unable to complete his or her responsibility for any reason, ADC will replace him or her with a qualified person. If ADC fails to make a required replacement, Owner may terminate this Contract for default according to Section VII C.
H. All data derived from Project, whether finished, unfinished, or draft, developed, prepared, completed, or shall become the property of Owner and shall be delivered to Owner's representative upon completion or termination of

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     this Contract, whichever comes first. ADC shall not
     distribute any material relating to this Project outside of the Owner's premises without the express permission of the Owner. Owner shall have the right to reproduce all documentation supplied pursuant to this Contract.
I. All hardware and software provided by ADC to conduct this project shall remain the property of ADC and is to be utilized only for its intended purpose and for occupying the Project for which it was prepared, and not for the construction of any other project. Hardware maintenance will be performed by ADC. Software maintenance will be performed by ATI. Maintenance must be conducted by authorized persons under the terms of this contract between the hours of 7:30 am and 4:30 pm on working days. ADC shall furnish Owner's representative copies of all correspondence to regulatory agencies for review prior to mailing such correspondence.
J. ADC agrees that its officers and employees will cooperate with the Owner in the performance of services under this Contract and will be available for consultation with Owner at such reasonable times with advance notice as to not conflict with their other responsibilities. In the case of the training of court personnel, an advance notice of 2 weeks is required and all training material must be pre-approved by owner.
K. When the system is in full operation, ADC will be responsible for producing: 1) comprehensive diagnostics to prove that the system is operating correctly on a daily basis, and 2) statistics on court activity including cost analysis on a monthly basis. Any discovered flaws in the database, or anything else that might impact court proceedings must be immediately reported to the court.
L. ADC has or will retain such employees as it may need to perform the services required by this Contract. Such employees shall not be employed by the State of Nevada, the Owner or any other political subdivision of the State of Nevada.
M. ADC shall accept responsibility for ensuring that all computer systems that ADC uses to conduct business shall be Year 2000 compatible.
N. The rights and remedies of the Owner provided for under this section are in addition to any other rights and remedies provided by law or under other sections of this Contract.

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SECTION II: RESPONSIBILITY OF OWNER
A. The Owner agrees that its officers and employees will cooperate with ADC in the performance of services under this Contract and will be available for consultation with ADC at such reasonable times with advance notice as to not conflict with their other responsibilities.
B. The services performed by ADC under the supervision of its Manager shall be subject to review for compliance within the terms of this Contract by Owner's representative, Christina M. Chandler, Assistant Court Administrator, telephone number (702) 455-4624, or a designee. Owner's representative may delegate any or all of his responsibilities under this Contract to appropriate staff members, and shall so inform the Manager by written notice before the effective date of each such delegation.
C. The review comments of Owner's representative may be reported in writing as needed to the Manager. It is understood that Owner's representatives review comments do not relieve ADC or its Manager from the responsibility for the professional and technical accuracy of all work delivered under this Contract.

SECTION III: SCOPE OF WORK
     Services to be performed by ADC for the Project shall consist of the work described in the Scope of Work as set forth in Exhibit A of this Contract, attached hereto.

SECTION IV: CHANGES TO SCOPE OF WORK
A. ADC or Owner may at any time, by written order, make changes within the general scope of this Contract and in the services or work to be performed. Such changes should keep extra costs or time required to a minimum during the duration of the Project. Changes may be made in writing within 30 calendar days from the date of receipt by the other party and with mutual agreement by both parties.
B. No services outside the scope of the Project will be conducted by ADC or its Manager without the written authorization of the Owner.


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SECTION V: MISCELLANEOUS PROVISIONS
A.   Time Schedule
     1. ADC shall complete the Project in accordance with the milestones contained in Exhibit A of this Contract.
     2. If ADC's performance of services is delayed or if ADC's sequence of tasks is changed, it shall notify the Owner's representative in writing of the reasons for the delay and prepare a revised schedule for performance of services. The revised schedule is subject to the Owner's written approval.
     3. In the event that ADC fails to complete the Project within the time specified in the Contract, or within such additional time as may be granted in writing by the Owner or fails to prosecute the work, or any separable part thereof, with such diligence as will insure its completion within the time specified in the Contract or any extensions thereof, ADC shall remove all equipment pertaining to the Project from the Owner's premise and leave such premise as near as possible to its original condition. ADC agrees to bear any increased costs incurred by the Owner in returning to its original condition under this section.
B.   Suspension
     Owner, at its sole discretion, may suspend performance by ADC immediately under this Contract. ADC shall not perform further work under this Contract after the effective date and time of suspension until receipt of notice from Owner to resume performance.
C.   Termination
     1. This Contract may be terminated in whole or in part by either party in the event of substantial failure of the other party to fulfill its obligations under this Contract through no fault of the terminating party; but only after the other party is given:
          a. not less than 10 calendar days' written notice of intent to terminate; and
          b. an opportunity for consultation with the terminating party prior to termination.
     2. This Contract may be terminated in whole or in part by the Owner for its convenience; but only after ADC is given:

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          a.   not less than 10 calendar days' written notice of
               intent to terminate; and
          b. an opportunity for consultation with the Owner prior to termination.
     3. In the event Owner terminates this Contract for convenience and there has been no error or omission of ADC or its representatives, ADC shall be entitled to an equitable compensation payable to ADC to reimburse ADC for additional costs occasioned as a result of such termination by Owner based on appropriate funds and approval by the Owner.
     4. Upon receipt or delivery by ADC of a termination notice, ADC shall promptly discontinue all services affected (unless the notice directs otherwise) and deliver or otherwise make available to the Owner's representative, copies of all deliverables as provided in Section 1.
     5. If after termination for failure of ADC to fulfill contractual obligations it is determined that ADC has not so failed, the termination shall be deemed to have been effected for the convenience of the Owner.
     6. The rights and remedies of the Owner and ADC provided in this section are in addition to any other rights and remedies provided by law or under this Contract.
     7. Neither party shall be considered in default in the performance of its obligations hereunder, nor any of them, to the extent that performance of such obligations, nor any of them, is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of such party. Delays arising from the actions or inactions of one or more of ADC's principals, officers, employees, agents, subcontractors, vendors or suppliers are expressly recognized to be within ADC's control.
D.   Confidentiality
     ADC warrants that sharing of information about this Project with parties other than the Owner must be pre-approved by the Owner. For breach or violation of this warranty, the Owner shall have the right to annul this Contract without liability.

E.   Gratuities
     1. The Owner may, by written notice to ADC, terminate this Contract if it is found after notice and hearing by the

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          Owner that gratuities (in the form of entertainment, gifts, or otherwise) were offered or given by ADC or any agent or representative of ADC to any officer or employee of the Owner with a view toward securing a contract or securing favorable treatment with respect to the awarding or amending or making of any determinations with respect to the performance of this Contract.
     2. In the event this Contract is terminated as provided in paragraph 1 hereof, the Owner shall be entitled:
          a. to pursue the same remedies against ADC as it could pursue in the event of a default of this Contract by ADC; and
          b. as a penalty in addition to any other damages to which it may be entitled by law, to exemplary damages in an amount (as determined by the Owner) which shall be not less than 3 nor more than 10 times the costs incurred by ADC in providing any such gratuities to any such officer or employee.
     3. The rights and remedies of the Owner provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Contract.
F.   Insurance
     ADC shall obtain and maintain the insurance coverage listed in Exhibit B; incorporated herein by this reference. ADC shall comply with the terms and conditions set forth in said Exhibit B.
G.   Indemnity
     ADC agrees, by entering into this Contract, regardless of the coverage provided by any insurance policy, to pay all costs necessary to indemnify, defend and hold
     Owner harmless from any and all claims, demands, actions, attorney's fees, costs, and expenses based upon or arising out of any acts, errors, omissions, fault or negligence of ADC or its principals, employees, subcontractors or other agents while performing services under this Contract. ADC shall indemnify, defend and hold harmless the Owner for any attorneys fees or other costs of defense, even if the allegations of the claim are groundless, false or fraudulent.
H.   Governing Law
     Nevada law shall govern the interpretation of this Contract.

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I.   Term of Contract        ???Time Frame???
     Owner agrees to pilot this Project for a period of six months after inception, with the option to renew, subject to agreement with ADC. During this period, ADC agrees to provide services as required within the scope of this Contract.
J.   Immunity For Incorrect Date Generation
     The Owner, its officers and employees shall be immune for any breach of this Contract caused by an incorrect date being produced, calculated or generated by a computer or other information system that is owned or operated by the Owner, its officers or employees, regardless of the cause of the error (reference NRS 41.0321).
K.   Notice
     Any notice required to be given hereunder shall be deemed to have been given when received by the party to whom it is directed by personal service, hand delivery, certified U.S. mail, return receipt requested or facsimile, at the following addresses:
          TO OWNER:      Christina M. Chandler
                         Assistant Court Administrator
                         Eighth Judicial District Court
                         601 North Pecos Road
                         Las Vegas, Nevada 89101-2408

     TO ADC:        c/o American Toxicology Institute, Inc.
                         3330 Sunrise Avenue, Suite 110
                         Las Vegas, Nevada 89101
                         Attn:  Dan R. Berkable

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     IN WITNESS WHEREOF, the parties have caused this
     Contract to be executed the day and year first above written.

                         OWNER:

                         CLARK COUNTY, NEVADA


                         By:
                              __________________________________
                              EARL HAWKES
                              Director of General Services



                         ANONYMOUS DATA CORPORATION

                         By:
                            ___________________________________




     APPROVED AS TO FORM:

     STEWARD L. BELL,
     District Attorney

     By: ______________________
          HOLLY GORDON
          Deputy District Attorney